CONFIRMATION

DATE:          May 23, 1995

TO:            Arbor Property Trust
               Telephone No. :
               Facsimile No. :    1 610 941 2991
               Attention     :    Myles Tanenbaum

FROM:          Goldman Sachs Capital Markets, L.P.

CC:            Goldman Sachs Capital Markets, L.P.
               Swap Administration

SUBJECT:       Swap Transaction

REF. NO:       NUUS505600 (440000000)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the 'Transaction') between Goldman Sachs Capital Markets, L.P. ('GSCM'), guaranteed by the Goldman Sachs Group, L.P. ('Goldman Group'), and Arbor Property Trust ('Counterparty'). This communication constitutes a 'Confirmation' as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 1991 ISDA Definitions (the '1991 Definitions'), published by the international Swaps and Derivatives Association, Inc. ('ISDA'). If GSCM and Counterparty are parties to an Interest Rate and Currency Exchange Agreement, ISDA Master Agreement or other form of master agreement that sets forth general terms and conditions applicable to swap transactions between GSCM and Counterparty (the 'Swap Agreement'), this Confirmation supplements, forms a part of, and is subject to, the Swap Agreement. If GSCM and Counterparty are not yet parties to the Swap Agreement, this Confirmation shall supplement, form part of, and be subject to, the Swap Agreement upon its execution and delivery by GSCM and Counterparty. Prior to the execution and delivery of such Swap Agreement, this Confirmation alone shall constitute a complete and binding agreement with respect to the Transaction. This Confirmation will be read and construed as one with the executed Swap Agreement and all other outstanding Confirmations between the parties, so that all such Confirmations and the executed Swap Agreement constitute a single agreement between the parties.

If the Swap Agreement has not yet been executed and delivered by GSCM and Counterparty, this Confirmation is also subject to, and incorporates, the definitions contained in Section 14 of the form of ISDA Master Agreement (Multicurrency-Cross Border), but without any Schedule or other modifications thereto (the 'ISDA Agreement'), Paragraph (4) of the May 1989 Addendum to Schedule to Interest Rate and Currency Exchange Agreement (the 'Cap Addendum') and Paragraph (5) of the July 1990 Addendum to Schedule to Interest Rate and Currency Exchange Agreement (the 'Options Addendum'), all as published by ISDA (except that all references to 'Swap Transactions' in the 1991 Definitions, the Cap Addendum and the Options Addendum will be deemed to be references to 'Transactions').

All provisions contained in, or incorporated by reference to, the Swap Agreement will govern this Confirmation except as expressly modified herein.
In the event of any inconsistency between this Confirmation and the 1991 Definitions, the Swap Agreement, the definitions contained in Section 14 of the ISDA Agreement, Paragraph (4) of the Cap Addendum or Paragraph (5) of the Options Addendum, as the case may be, this Confirmation will control for the purpose of the Transaction to which this Confirmation relates.

2. Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts would otherwise be payable in the same currency by each party to the other in respect of this Transaction, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would

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
otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

3. The following provisions will govern this Transaction until such time as the Swap Agreement is executed and delivered by GSCM and Counterparty, whereupon they shall be replaced by the terms of the Swap Agreement. If at any time, a party (the 'Defaulting Party') or its guarantor, if any, shall (i) fail to make, when due, any payment under this Confirmation if such failure is not remedied within three New York Business Days following written notice of such failure or
(ii) become subject to a Bankruptcy (as defined in Section 5(a)(vii) of the ISDA Agreement), then the other party (the 'Non-defaulting Party') shall have the right to early terminate and liquidate this Transaction and all other Specified Transactions then outstanding between the parties (the 'Terminated Transactions')and determine a net amount due in respect of the Terminated Transactions in accordance with the early termination payment calculation provisions of Section 6(e)(i) of the ISDA Agreement based on a payment measure of Market Quotation and a payment method of the Second Method. The Non-defaulting Party may exercise its right to early terminate and liquidate the Terminated Transactions by written notice to the Defaulting Party, which notice shall set forth the amount of the termination payment determined by the Non-defaulting Party as set forth above. Such termination payment shall be due and payable by no later than 1 New York Business Day following receipt of written notice by the Defaulting Party. The Non-defaulting Party shall have the right to set off the value of any collateral in its possession securing the obligations of the Defaulting Party against amounts owed by the Defaulting Party to it as determined above.

4. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                           USD 118,000,000

Trade Date:                                May 23, 1995

Effective Date:                            August 12, 1995

Termination Date:                          August 12, 1996, subject to adjustment in accordance with the Modified
                                           Following Business Day Convention.

Floating Rate Amounts:
---------------------

     Floating Rate Payer:                  GSCM

     Floating Rate Payment Dates:          Quarterly, on November 12, 1995, February 12, 1996, May 12, 1996 and
                                           the Termination Date, subject to adjustment in accordance with the
                                           Modified Following Business Day Convention.

     Floating Rate Option:                 USD-LIBOR-BBA

     Floating Rate Designated Maturity:    3 Months

     Floating Rate Spread:                 None

     Floating Rate Reset Dates:            The first day of each Calculation Period

     Floating Rate Day Count Fraction:     Actual/360

     Floating Rate Period End Dates:       Adjusted in accordance with the Modified Following Business Day
                                           Convention.

Fixed Rate Amounts:
------------------

     Fixed Rate Payer:                     Counterparty

     Fixed Rate Payment Dates:             Quarterly, on November 12, 1995, February 12, 1996, May 12, 1996 and
                                           the Termination Date, subject to adjustment in accordance with the
                                           Modified Following Business Day Convention.

     Fixed Rate:                           6.09%

     Fixed Rate Day Count Fraction:        Actual/360

     Fixed Rate Period End Dates:          Adjusted in accordance with the Modified Following Business Day
                                           Convention

Business Days:                             New York

Calculation Agent:                         GSCM, unless otherwise specified in the Swap Agreement.

Governing Law:                             New York law, unless otherwise specified in the Swap Agreement.

5. Documentation:                          ISDA Master Agreement with GSCM Schedule

6. Additional Provisions:                  None

7. Credit Support Documents:               Standard Guaranty of The Goldman Sachs Group, L.P.

8. Account Details:

Payments to GSCM:                          The Goldman Sachs Group, L.P., for the benefit of
For the Account of:                        Goldman Sachs Capital Markets, L.P.

Name of Bank:                              Citibank N.A. New York
Account No:                                4061-6061
Attention:                                 Capital Markets
Fed ABA No:                                021000089

GSCM Inquiries:                            James T. Gavin, Vice President
                                           Goldman Sachs Capital Markets, L.P.
                                           Telephone No: 212-902-1000
                                           Facsimile No: 212-902-0996

Payments to Counterparty:                  In accordance with the Counterparty's written instructions as set forth below or otherwise delivered to GSCM. GSCM shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of:
Name of Bank:
Account No:
Attention:
ABA No.:

SWIFT Code:

     9. Offices:

            (a) The Office of GSCM for this Transaction is 85 Broad Street, New York, New York 10004.

            (b) The Office of Counterparty for the Swap Transaction is (please provide):

                ARBOR PROPERTY TRUST
                One Tower Bridge, Suite 800
                W. Conshohocken, PA 19428

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


10. Counterparty hereby agrees (a) to check this Confirmation (Reference No.:
NUUS505600 (440000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                     Very truly yours,
                                     GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                     By: Goldman Sachs Capital Markets, Inc.,
                                         General Partner

                                     By: /s/ AUTHORIZED OFFICER
                                         --------------------------------------
                                         Name:
                                         Title:

Agreed and Accepted By:
Arbor Property Trust


By: /s/ Myles H. Tanenbaum
    --------------------------------
    Name:  Myles H. Tanenbaum
    Title: President

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